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                             [LETTERHEAD]

                                                                    Exhibit 23


                           INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The Toro Company:


We consent to incorporation by reference in the Registration Statements (Nos. 33-26268, 33-31586, 33-38308, 33-44668, 33-51563, 33-55550, 33-59563,
333-4521 and 333-20901) on Forms S-3 and S-8 of The Toro Company of our reports dated December 12, 1997, relating to the consolidated balance sheets of The Toro Company and subsidiaries as of October 31, 1997 and 1996, and the related consolidated statements of earnings and cash flows and related financial statement schedule for the years ended October 31, 1997 and 1996, three-month period ended October 31, 1995 and the year ended July 31, 1995, which reports are included in or incorporated by reference in the annual report on Form 10-K of The Toro Company.




                                                     KPMG Peat Marwick LLP





Minneapolis, Minnesota
January 29, 1998

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